Exhibit 10.2

GUARANTEE AGREEMENT

GUARANTEE AGREEMENT, dated as of March 7, 2005 (as amended, supplemented or otherwise modified from time to time, this “Guarantee”), made by each of the undersigned Subsidiaries (collectively, the “Guarantors”) in favor of JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), for the benefit of the Guaranteed Parties.

(1) Reference is made to the Credit Agreement, dated as of March 7, 2005 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Jupitermedia Corporation, a Delaware corporation (the “Borrower”), the Lenders and the Administrative Agent. The term “Guaranteed Parties” shall mean (a) the Lenders, (b) the Administrative Agent, (c) the beneficiaries of each indemnification obligation undertaken by any Guarantor under any Loan Document, (d) each counterparty to a Swap Agreement entered into with a Loan Party if such counterparty was a Lender (or an affiliate of a Lender) at the time the Swap Agreement was entered into and (e) the successors and assigns of each of the foregoing. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

(2) The Lenders have agreed to make Loans to the Borrower pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement.

(3) The Loan Parties and their respective domestic subsidiaries are engaged in their various businesses as part of a group which operates a consolidated cash management system pursuant to which funds are allocated among members of the group on an as-and-when-needed basis. Each Guarantor expects to derive benefit, directly or indirectly, from the use of the foregoing procedure, from the proceeds of the Loans, both individually and as a member of the group, and because the financial condition of each Guarantor depends upon the financial performance of the Borrower and the group as a whole, the Administrative Agent and the Lenders have required such Guarantor as a condition precedent to making the Loans pursuant to the terms of the Credit Agreement, and such Guarantor has agreed, to guarantee the Obligations (as hereinafter defined) upon the terms set forth in this Guarantee. In order to induce the Lenders to make or participate in the Loans, such Guarantor is willing to execute and deliver this Guarantee.

NOW, THEREFORE, in consideration of these premises and in order to induce the Lenders to make Loans to the Borrower under the Credit Agreement, the Guarantors hereby agree with the Administrative Agent for its benefit and the ratable benefit of the Guaranteed Parties as follows:

SECTION 1. Each Guarantor hereby jointly and severally absolutely, irrevocably and unconditionally guarantees, as primary obligor and not merely as a surety, (a) the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees (including fees and disbursements of counsel), costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties to the Guaranteed Parties under the Credit Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Loan Parties under or pursuant to the Credit Agreement and the other Loan Documents and (c) the due and punctual payment and performance of all monetary obligations of each Loan Party under each Swap Agreement entered into with any counterparty that was a Lender (or an Affiliate of a Lender) at the time such Swap Agreement was entered into (all of the obligations described in the preceding clauses (a) through (c) being referred to herein collectively as the “Obligations”) so that, in each case, the Secured Parties will receive, after giving effect to any Indemnified Taxes or Other Taxes, the full amount that they would have otherwise been entitled to receive with respect to the Obligations.

SECTION 2. To the extent permitted by applicable law, each Guarantor waives presentment to, demand of payment from and protest to the Borrower of any of the Obligations, and also waives notice of acceptance of the Obligations and notice of protest for nonpayment. The obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Guaranteed Party to assert any claim or demand or to enforce or exercise any right or remedy against any Loan Party under the provisions of the Credit Agreement, any other Loan Document or otherwise or (b) any rescission, waiver, amendment or modification of any of the terms or provisions of the Credit Agreement, any other Loan Document or any other agreement or the release or other impairment of any Collateral or the release of any Loan Party.

SECTION 3. Each Guarantor further agrees that its agreement under this Guarantee constitutes a promise of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by any Guaranteed Party to any balance of any deposit account or credit on the books of any Guaranteed Party in favor of any Loan Party or any other Person or to any other remedy against any Loan Party or any Collateral.

SECTION 4. Each Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of a Guaranteed Party with respect thereto. This is a present and continuing guarantee of payment and not of collection, and the liability of the Guarantors under this Guarantee shall be absolute and unconditional, in accordance with its terms, and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document or any other agreement or instrument relating thereto; (b) any change in the time, place or manner of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement or any other Loan Document, including, without limitation, any increase in the Obligations resulting from the extension of additional credit to the Borrower or otherwise; (c) any taking, exchange, release or non-perfection of any collateral, or any taking, release, or amendment or waiver of, or consent to, or departure from, any other guarantee, for all or any of the Obligations; (d) any change, restructuring or termination of the structure or existence of any Loan Party; (e) any bankruptcy, receivership, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceedings with respect to any Loan Party or the properties or creditors of any of them; (f) the occurrence of any Default or Event of Default under, or any invalidity or any unenforceability of, or any misrepresentation, irregularity or other defect in, the Credit Agreement or any other Loan Document; (g) any default, failure or delay, willful or otherwise, on the part of any Loan Party to perform or comply with, or the impossibility or illegality of performance by any Loan Party of, any term of the Credit Agreement or any other Loan Document; (h) any suit or other action brought by, or any judgment in favor of, any beneficiaries or creditors of, any Loan Party for any reason whatsoever, including, without limitation, any suit or action in any way attacking or involving any issue, matter or thing in respect of the Credit Agreement or any other Loan Document; (i) any lack or limitation of status or of power, incapacity or disability of any Loan Party or any partner, principal, trustee or agent thereof; or (j) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Loan Party or a third party guarantor.

SECTION 5. The obligations of each Guarantor under this Guarantee shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of the Obligations, any impossibility in the performance of the Obligations or other circumstance. Without limiting the generality of the foregoing, the obligations of each Guarantor under this Guarantee shall not be discharged or impaired or otherwise affected by the failure of any Guaranteed Party to assert any claim or demand or to enforce any remedy under the Credit Agreement or any other agreement related thereto, by any waiver or modification in respect of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Obligations, or by any other act or omission which may or might in any manner or to any extent vary the risk of such Guarantor or otherwise operate as a discharge of such Guarantor or any other Loan Party as a matter of law or equity.

SECTION 6. Each Guarantor further agrees that its obligations under this Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Guaranteed Party upon the bankruptcy or reorganization of any Loan Party or otherwise.

SECTION 7. In furtherance of the foregoing and not in limitation of any other right which any Guaranteed Party may have at law or in equity against any Guarantor by virtue of this Guarantee, upon the failure of the Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will, upon receipt of written demand by the Administrative Agent, forthwith pay, or cause to be paid, in cash the amount of such unpaid Obligation.

SECTION 8. Until all of the Obligations shall have irrevocably been paid in full in cash and all Commitments shall have been terminated, each Guarantor hereby irrevocably agrees to subordinate any and all rights of subrogation, reimbursement, exoneration, contribution or indemnification or any right to participate in any claim or remedy of any Guaranteed Party (collectively, the “Subrogation Rights”), in any such case, arising in connection with any payment or payments with respect to the principal of or premium, if any, or interest on the

Obligations, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. To effectuate such subordination, each Guarantor hereby agrees that it shall not be entitled to any payment in respect of any Subrogation Right until all of the Obligations have been irrevocably paid in full. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Obligations shall not have been irrevocably paid in full in cash, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for, the benefit of the Guaranteed Parties.

SECTION 9. This Guarantee is a continuing guarantee and shall remain in full force and effect until irrevocable payment in full of the Obligations. No failure or delay on the part of any Guaranteed Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Guaranteed Party would otherwise have. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Guaranteed Party to any other or further action in any circumstances without notice or demand.

SECTION 10. Each Guarantor represents and warrants with respect to itself that all representations and warranties contained in the Credit Agreement which apply to such Guarantor are true and correct.

SECTION 11. (a) Each Guarantor hereby agrees upon demand to pay all reasonable costs and expenses of the Administrative Agent (and, only following an Event of Default, also of any other Guaranteed Party) in connection with the enforcement of this Guarantee and any amendment, waiver or consent relating hereto (including the reasonable fees and disbursements of counsel employed by the Administrative Agent and, only following an Event of Default, also of any other Guaranteed Party).

(b) Each Guarantor agrees to indemnify each Guaranteed Party for any and all losses, claims, damages, liabilities and related expenses incurred by or asserted against such Guaranteed Party arising out of or in connection with the execution or delivery of this Guarantee or the performance by the parties to this Guarantee of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereunder or the enforcement of any of the terms hereof; provided, however, that no Guarantor shall be liable for any of the foregoing to the extent that a court of competent jurisdiction makes a final determination that such losses, claims, damages, liabilities or related expenses have resulted from the gross negligence or willful misconduct of such Guaranteed Party.

(c) Any amounts payable as provided hereunder shall be additional Obligations. The provisions of this Section 11 shall remain operative and in full force and effect regardless of the termination of this Guarantee, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Guarantee, or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any Lender. All amounts due under this Section 11 shall be payable on written demand therefor subject to the qualifications stated herein.

SECTION 12. This Guarantee shall be binding upon each of the Guarantors and their respective successors and assigns and shall inure to the benefit of the Guaranteed Parties and their permitted respective successors and assigns in accordance with the terms of the Credit Agreement.

SECTION 13. Neither this Guarantee, nor any provision hereof may be changed, waived, discharged or terminated, except with the written consent of the Required Lenders or as otherwise provided in the Credit Agreement.

SECTION 14. Each of the Guarantors acknowledges that an executed (or conformed) copy of the Credit Agreement and each of the other Loan Documents will be made available to its principal executive officers.

SECTION 15. If an Event of Default shall have occurred and be continuing, each Guaranteed Party and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, at any time held and other obligations at any time owing by such Guaranteed Party or Affiliate, in any currency, to or for the credit or the account of any Guarantor against any of and all the obligations of such Guarantor now or hereafter existing under this Guarantee held by such Guaranteed Party, irrespective of whether or not such Lender shall have made any demand under this Guarantee and although such obligations may be unmatured or denominated in a different currency. The rights of each Guaranteed Party under this Section 15 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 16. All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be given in accordance with Section 9.01 of the Credit Agreement. All notices, demands, instructions and other communications hereunder to any Guarantor shall be given to it at its address or telecopy number set forth on the signature pages hereof.

SECTION 17. Any payment of an Obligation required to be made pursuant to this Agreement shall be made in dollars.

SECTION 18. Any term or provision of this Guarantee to the contrary notwithstanding, the maximum aggregate amount of the Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed by such Guarantor without rendering this Guarantee, as it relates to such Guarantor, void or voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or capital maintenance rules or similar laws affecting the rights of creditors generally.

SECTION 19. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 20. Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guarantee or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guarantee or any other Loan Document shall affect any right that any Guaranteed Party may otherwise have to bring any action or proceeding relating to this Guarantee or any other Loan Document against any Guarantor or its properties in the courts of any jurisdiction. Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guarantee in any court referred to in this Section 20. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each party to this Guarantee irrevocably consents to service of process in the manner provided for notices in Section 16. Nothing in this Guarantee will affect the right of any party to this Guarantee to serve process in any other manner permitted by law.

SECTION 21. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTEE OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTEE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 21.

SECTION 22. This Guarantee shall remain in full force and effect and may not be terminated or otherwise revoked by a Guarantor, but shall be terminated without further act (a) when such Guarantor is released from its obligations hereunder in accordance with the Credit Agreement or (b) if earlier, but only for so long as there are no Obligations outstanding, when all the Obligations have been paid in full in cash and the Commitments have been terminated under the Credit Agreement; and upon termination the Administrative Agent shall promptly execute and deliver to such Guarantor such releases in respect of such Guarantor’s obligations hereunder as the Guarantor may reasonably request.

SECTION 23. This Guarantee may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single instrument.

SECTION 24. Any provision of this Guarantee held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 25. Each Guarantor waives any right to assert or make any claim against any Guaranteed Party for (or to sue any Guaranteed Party upon any claim for) any special, indirect, punitive or consequential damages in respect of any breach or wrongful conduct (whether the claim is based on contract, tort or duty imposed by law) in connection with, arising out of, or in any way related to, this Guarantee or any other Loan Document or the transactions contemplated hereby and/or thereby, or any act, omission or event in connection therewith.

SECTION 26. Upon execution and delivery by the Administrative Agent and a Subsidiary of any instrument satisfactory to the Administrative Agent, such Subsidiary shall become a Guarantor hereunder with the same force and effect as of if originally named as a Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as party to this Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

JUPITERIMAGES CORPORATION

By:	/s/ Alan M. Meckler
	Name:	Alan M. Meckler
	Title:	President

MCG FINANCE CORPORATION IH

By:	/s/ Christopher S. Cardell
	Name:	Christopher S. Cardell
	Title:	President

CREATAS, L.L.C.

By:	JUPITERIMAGES CORPORATION, as Managing Member

	By:	/s/ Alan M. Meckler
	Name:	Alan M. Meckler
	Title:	President

DYNAMIC GRAPHICS, INC.

By:	/s/ Alan M. Meckler
	Name:	Alan M. Meckler
	Title:	Chief Executive Officer and President

PICTUREQUEST ACQUISITION COMPANY LLC

By:	/s/ Christopher S. Cardell
Name:	Christopher S. Cardell
Title	President

[SIGNATURE PAGE TO GUARANTEE AGREEMENT]